FOR IMMEDIATE RELEASE
CONTACT:

Cheryl Isen, Principal, Isen and Company
(425) 222-0779 or Cheryl@IsenandCo.com

LIMELIGHT MEDIA GROUP, INC. FILES QUARTERLY REPORT EXTENSION
Recent Acquisition Delays Filing yet Preliminary Second Results Indicate Positive Revenue Growth

Seattle, WA August 18, 2005—Limelight Media Group, Inc. (OTCBB: LMMG - News) has filed SEC Form 12b-25 reporting that the Company's financial report 10QSB for the quarter ending June 30, 2005 will be delayed. The delay is due to the extensive financial review required to consolidate the financials of Limelight Media Group, Inc. and Impart, Inc. On June 30, 2005, Limelight Media Group acquired Impart, Inc. Simultaneous with the transaction, Impart, Inc. completed an asset purchase of iPoint Networks™ and Media Sidestreet (MSSCO).

SEC Form 12b-25 filed on August 16, 2005 states, “The preparation of our Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2005 was delayed because we consummated the acquisition (the “Impart Acquisition”) of Impart, Inc., a Washington corporation (“Impart”), on June 30, 2005, the last day of our fiscal quarter. Such acquisition was previously reported in our Current Report on Form 8-K filed with the Commission on July 7, 2005 and has been treated as a ‘reverse acquisition’ for accounting purposes, with Impart as the accounting acquirer and the Limelight Media Group, Inc. as the accounting acquiree. As a result of this transaction and the complex accounting issues associated with a reverse acquisition, we were delayed in preparing our financial statements for the fiscal quarter ended June 30, 2005, which are required to be filed with our Quarterly Report. As of the date hereof, such financial statements have been prepared and are being reviewed by our independent accounting firm. Upon the completion of the review by our independent accounting firm, we will file our Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2005, which will be filed within the extension period provided under Rule 12b-25. As a result of the Impart acquisition described in Part III above, which has been treated as a reverse acquisition for accounting purposes, our results of operations for the three and six months ended June 30, 2005 are the historical results of Impart.”
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LIMELIGHT MEDIA GROUP, INC. FILES QUARTERLY REPORT EXTENSION (2)

Based on preliminary financial data, the Company expects revenue on a proforma basis, which includes one hundred percent of the revenue of Limelight Media Group, Inc. and Impart, Inc., for the three months ending June 30, 2005 to be in the range of $1,100,000 to $1,300,000 and the six months ending June 30, 2005 to be in the range of $2,000,000 to $2,250,000, respectively. Because iPoint Networks™ and Media Sidestreet (MSSCO) were an asset purchase, income from these companies is not included in these numbers.

About Limelight Media Group, Inc.
Limelight Media Group, Inc., (OTCBB: LMMG - News), headquartered in Seattle, Washington, is a rapidly expanding digital signage leader in the emerging out-of-home media sector, which is beginning to take center stage with advertisers. The company is growing through a consolidation strategy that includes acquiring the industries best and brightest talent and most advanced solutions to create a broad, integrated one-stop communications media company focused on digital signage and networked advertising offerings for leading brands in industries such as retail, grocery, banking, restaurants, hospitality, government and public spaces, among others. The company’s digital media solutions enable the simultaneous delivery of video content to a variety of remote audiences in real time, allowing for immediate customization of messages through a centralized network operations center. More information can be found at these websites: www.limelightmedia.com and www.impartinc.com.

This release includes projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although the respective managements of IMPART and Limelight believe that the expectations reflected in these forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.
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